EXHIBIT 99.1

Standard BioTools Announces First Quarter 2022 Financial Results

SOUTH SAN FRANCISCO, Calif., May 05, 2022 (GLOBE NEWSWIRE) -- Standard BioTools Inc. (Nasdaq:LAB), driven by a bold purpose – unleashing tools to accelerate breakthroughs in human health – today announced financial results for the first quarter ended March 31, 2022.

“The end of first quarter 2022 marked the completion of the company’s strategic evaluation process, which culminated in the closing of a $250 million capital infusion from leading life science investors Casdin Capital, LLC, and Viking Global Investors LP in April 2022,” said Michael Egholm, PhD, Chief Executive Officer and President of Standard BioTools. “While the closing of this transaction marked a major milestone for us and positions us to work hard on improving our base business, our financial performance for the first quarter was, frankly, disappointing and adversely affected by related disruptions in our U.S. sales force, as well as continued COVID-19 related issues, particularly in APAC. We are taking immediate steps to address the operational issues with new leadership including the recent appointment of Jeremy Davis as Chief Commercial Officer. Mindful of our past and its lessons, we now embark on a new chapter of focused execution and growth, and 2022 will serve as the foundation we will build upon.

“During our first few weeks, the new management team has met with numerous key stakeholders, including customers, employees, and partners, and we are highly encouraged and excited by the opportunity before us,” continued Egholm. “Each of these stakeholders sees the opportunity for the now better-capitalized company to better meet the needs of our customers through essential, standardized tools that help them develop breakthrough medicines faster and better.”

Continued Egholm, “Going forward, we will refine our business strategy to build, maintain and strengthen our competitive positions in the markets in which we operate. We will do this by focusing on three areas: First, we will prioritize revenue growth by focusing our efforts to compete in growing market segments where we believe we have or could have a competitive advantage. Specifically, we will focus on servicing more customers in translational and clinical research. Second, we will significantly improve our operating discipline by implementing best-in-class process improvements to manage expenses and increase productivity. Finally, we intend to expand our product offerings for our customers with strategic capital allocation to acquire complementary assets that allow us to leverage our existing infrastructure.

“I believe we now have the resources needed to execute this strategy. I look forward to leading this outstanding team as we embark on this transformation journey and am confident our tool set will indeed accelerate breakthroughs in human health.”

First Quarter 2022 Financial Results

Total revenue was $26.5 million for the quarter ended March 31, 2022, compared with $32.8 million for the first quarter of 2021. The year-over-year decline was primarily driven by lower COVID-19 revenue. Base product and service revenue (excluding COVID-19 testing revenue) was $23.9 million, approximately 2% lower compared with $24.5 million in first quarter 2021.

GAAP net loss for the quarter was $76.3 million, compared with a GAAP net loss of $18.8 million for the first quarter of 2021. The year-over-year increase in GAAP net loss was driven by loss on forward sale of Series B Preferred Stock and change in fair value of bridge loans.

Non-GAAP net loss, which excludes the accounting adjustments for the Series B Preferred Stock and bridge loans, was $19.5 million for the quarter, compared with a non-GAAP net loss of $11.1 million for the first quarter of 2021.

Cash and cash equivalents and restricted cash as of March 31, 2022, was $31.0 million, compared with $29.5 million as of December 31, 2021. Following the completion of the strategic cash infusion by Casdin Capital and Viking Global on April 4, 2022, our cash and cash equivalents and restricted cash was $256.2 million before transaction costs.

Additional Detail on First Quarter 2022 Financial Results

  Mass cytometry product and service revenue of $13.5 million for the quarter was down 4 percent over first quarter 2021 driven by lower instrument sales. The launch of our new CyTOF® XT instrument was more than offset by lower sales of our legacy Hyperion™ Imaging System and Helios™ instrument. Going forward, we are seeing encouraging adoption of CyTOF XT™ in the Pharma, Biotech, and CRO segments. Moreover, we expect the recent launch of the Hyperion+™ Imaging System to improve our competitive position in the growing high-plex imaging market.
  Base microfluidics product and service revenue, which excludes COVID-19 testing revenue, was $10.4 million, unchanged year-over-year. COVID-19 testing revenue was $2.3 million, down 65% compared with first quarter 2021. Focusing on our base business, we are encouraged by the early adoption of our new Biomark™ X instrument, and our Olink® OEM partnership remains an important growth driver, offsetting weakness in our mature platforms.
  Service revenue of $6.1 million was 2% lower year-over-year, following the strong performance for service revenue in fourth quarter 2021.

Revenue by geographic area:

  Americas revenue was $12.9 million, down 30% year-over-year, driven almost entirely by lower COVID testing revenue, NRE and grant revenues. The base business in Americas was unchanged year over year.
  EMEA revenue was at $8.6 million, down 6% year-over-year. Changes in foreign exchange rates reduced the year-over-year growth by approximately 4 percentage points. COVID-19 continues to negatively impact our business, particularly with new waves in March, as many labs are operating below capacity. Negative impact from the conflict in Ukraine on the European economy together with COVID-19 related expenses on public healthcare systems remain operating headwinds for growth.
  Asia-Pacific revenue decreased 3% to $5.0 million. The year-over-year decline was driven by continued COVID-19 related disruptions, particularly in China and Japan.

Recent Highlights

Innovation:

  Launched the Hyperion+ Imaging System, the new standard in spatial imaging with superior phenotyping, up to 10x cost savings compared with immunohistochemistry, and the most proven high-plex proteomics approach for scanning eight to 40-plus targets in a single run with easy scaling to 100-plus targets.
  Sold 7 CyTOF XT systems in Q1 2022 for a total of 29 since launch.
  Sold 9 of our recently launched Biomark X instruments, which shipped in Q1 2022.

Partnerships:

  Shipped 18 Olink Signature Q100 benchtop instrument systems, designed and manufactured by Standard BioTools, in Q1 2022.

  On February 17, 2022, we announced a collaboration agreement with the Abu Dhabi Stem Cells Center (ADSCC) for development of targeted stem cell therapies and research applications utilizing two Standard BioTools mass cytometry and tissue imaging technologies: Imaging Mass Cytometry™ (IMC™) and the Maxpar® Direct™ Immune Profiling Assay™.

Beachheads:

  At quarter end, 200 clinical trials were underway using CyTOF technology.
  Total publications and preprints involving CyTOF technology exceeded 2,000, including over 200 publications and preprints for Imaging Mass Cytometry, as of the end of Q1 2022.

Conference Call Information

The Company’s management will host a conference call and webcast today at 2:00 p.m. PT, 5:00 p.m. ET, to discuss first quarter 2022 financial results and operational progress.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers: (877) 344-8082
Outside US callers: (213) 992-4618

Live audio of the webcast will be available online from the Investor Relations page of the Company’s website at Events & Presentations. The webcast will be archived on Standard BioTools Investor Relations page at investors.fluidigm.com and will be available until May 12.

Due to the appointment in April of new management team members who are focused on completing a 90-day assessment following the closing of a $250 million strategic capital infusion, the company will not be hosting a Q&A session following the conference call.

A reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this release.

Our investor presentation including Supplemental Financial Information has been posted on our website concurrent with this release.

Statement Regarding Use of Non-GAAP Financial Information

Standard BioTools has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended March 31, 2022, and March 31, 2021. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Standard BioTools encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding operational and strategic plans, revenue growth and business transformation expectations, potential acquisitions, customer adoption of and demand for new products, improvements in competitive position based on introductions of new products, plans with respect to third party relationships and the positive impact of such relationships on growth, and demand trends, including the anticipated impact of geopolitical dynamics and the COVID pandemic. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to the potential adverse effects of the coronavirus pandemic on our business and operating results; possible transition-related disruption, including through the loss of customers, suppliers and employees; changes in Standard BioTools’ business or external market conditions; customers and prospective customers continuing to curtail or suspend activities utilizing our products; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Standard BioTools products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Standard BioTools research and development and distribution plans and capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, Standard BioTools products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Standard BioTools’ business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Standard BioTools disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the Company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at www.standardbiotools.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTube™. Standard BioTools, the Standard BioTools logo, Fluidigm, and the Fluidigm logo are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Standard BioTools uses its website (standardbiotools.com), investor site (investors.standardbiotools.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Standard BioTools’ website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

Investors:
Peter DeNardo
415 389 6400
ir@fluidigm.com

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Product revenue	$20,004	$24,728
Service revenue	6,144	6,286
Product and service revenue	26,148	31,014
Other revenue (1)	356	1,780
Total revenue	26,504	32,794
Costs and expenses:
Cost of product revenue	12,339	11,663
Cost of service revenue	1,928	2,090
Cost of product and service revenue	14,267	13,753
Research and development	8,865	10,753
Selling, general and administrative	30,875	27,608
Total costs and expenses	54,007	52,114
Loss from operations	(27,503)	(19,320)
Interest expense	(1,030)	(887)
Loss on forward sale of Series B Preferred Stock	(37,792)	—
Unrealized loss on bridge loans	(10,655)	—
Other expense, net	118	(285)
Loss before income taxes	(76,862)	(20,492)
Income tax benefit	574	1,671
Net loss	$(76,288)	$(18,821)

Net loss per share, basic and diluted	$(0.99)	$(0.25)
Shares used to compute net loss per share, basic and diluted	77,031	74,707

Note: (1) Other revenue includes product development, license, and grant revenue.

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2022	December 31, 2021 (1)
ASSETS
Current assets:
Cash and cash equivalents (2)	$29,983	$28,451
Accounts receivable, net	15,422	18,320
Inventories, net	23,245	20,825
Prepaid expenses and other current assets (2)	4,547	4,470
Total current assets	73,197	72,066
Property and equipment, net	27,699	28,034
Operating lease right-of-use assets, net	36,389	37,119
Other non-current assets (2)	3,445	3,689
Developed technology, net	24,875	27,927
Goodwill	106,333	106,379
Total assets	$271,938	$275,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,517	$10,602
Accrued compensation and related benefits	7,964	4,920
Operating lease liabilities, current	3,209	3,053
Deferred revenue, current	12,291	11,947
Deferred grant income, current	3,603	3,535
Other accrued liabilities	7,589	8,673
Advances under revolving credit agreement, current	—	6,838
Total current liabilities	47,173	49,568
Bridge loans	35,655	—
Convertible notes, net	54,271	54,160
Term loan, net	10,106	10,049
Deferred tax liability	3,544	4,329
Operating lease liabilities, non-current	36,760	37,548
Deferred revenue, non-current	5,793	5,966
Deferred grant income, non-current	17,237	18,116
Obligation for Series B Preferred Stock	37,792	—
Other non-current liabilities	1,494	882
Total liabilities	249,825	180,618
Total stockholders' equity	22,113	94,596
Total liabilities and stockholders' equity	$271,938	$275,214

Notes:
(1) Derived from audited consolidated financial statements
(2) Cash, cash equivalents and restricted cash consist of:
Cash and cash equivalents	$29,983	$28,451
Restricted cash (included in other current assets, and other non-current assets)	1,016	1,016
Total cash, cash equivalents and restricted cash	$30,999	$29,467

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(76,288)	$(18,821)
Loss on forward sale of Series B Preferred Stock	37,792	—
Unrealized loss on bridge loans	10,655	—
Stock-based compensation expense	4,042	3,677
Amortization of developed technology	2,968	2,983
Depreciation and amortization	1,003	934
Other non-cash items	1,166	610
Changes in assets and liabilities, net	3,072	(2,284)
Net cash used in operating activities	(15,590)	(12,901)

INVESTING ACTIVITIES
Proceeds from NIH Contract	—	2,000
Purchases of property and equipment	(868)	(6,923)
Net cash used in investing activities	(868)	(4,923)

FINANCING ACTIVITIES
Proceeds from bridge loans	25,000	—
Repayment of advances under credit agreement	(6,838)	—
Repayment of long-term debt	—	(501)
Payments for employee equity programs, net	(87)	(525)
Net cash provided by (used in) financing activities	18,075	(1,026)

Effect of foreign exchange rate fluctuations on cash and cash equivalents	(85)	74
Net increase (decrease) in cash, cash equivalents and restricted cash	1,532	(18,776)
Cash, cash equivalents and restricted cash at beginning of period	29,467	69,536
Cash, cash equivalents and restricted cash at end of period	$30,999	$50,760

Cash, cash equivalents and restricted cash consist of:
Cash and cash equivalents	$29,983	$49,744
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,016	1,016
Total cash, cash equivalents and restricted cash	$30,999	$50,760

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended March 31,
	2022	2021

Net loss (GAAP)	$(76,288)	$(18,821)
Loss on forward sale of Series B Preferred Stock	37,792	—
Unrealized loss on bridge loans	10,655	—
Stock-based compensation expense	4,042	3,677
Amortization of developed technology (a)	2,967	2,983
Depreciation and amortization	1,003	934
Interest expense (b)	1,030	887
Loss on disposal of property and equipment	9	—
Loss on extinguishment of debt	—	9
Benefit from acquisition related income taxes (c)	(742)	(742)
Net loss (Non-GAAP)	$(19,532)	$(11,073)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	77,031	74,707

Net loss per share - basic and diluted (GAAP)	$(0.99)	$(0.25)
Net loss per share - basic and diluted (Non-GAAP)	$(0.25)	$(0.15)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT AND SERVICE MARGIN

	Three Months Ended March 31,
	2022	2021
Product and service gross profit (GAAP)	$11,881	$17,261
Amortization of developed technology (a)	2,967	2,800
Depreciation and amortization (d)	315	420
Stock-based compensation expense (d)	141	98
Product and service gross profit (Non-GAAP)	$15,304	$20,579

Product and service margin percentage (GAAP)	45.4%	55.7%
Product and service margin percentage (Non-GAAP)	58.5%	66.4%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,
	2022	2021
Operating expenses (GAAP)	$39,740	$38,361
Stock-based compensation expense (e)	(3,901)	(3,579)
Depreciation and amortization (e)	(688)	(697)
Loss on disposal of property and equipment (e)	(9)	—
Operating expenses (Non-GAAP)	$35,142	$34,085

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended March 31,
	2022	2021
Loss from operations (GAAP)	$(27,503)	$(19,320)
Stock-based compensation expense	4,042	3,677
Amortization of developed technology (a)	2,967	2,983
Depreciation and amortization (e)	1,003	934
Loss on disposal of property and equipment (e)	9	—
Loss from operations (Non-GAAP)	$(19,482)	$(11,726)

(a) Represents amortization of developed technology in connection with the DVS and InstruNor acquisitions
(b) Represents interest expense, primarily on convertible debt and the term loan
(c) Represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) Represents expense associated with cost of product revenue
(e) Represents expense associated with research and development, and selling, general and administrative activities